Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
          THIS AMENDMENT TO EMPLOYMENT AGREEMENT (herein “Amendment”) is made and entered into this 25th day of February, 2008 and effective as of February 25, 2008, between Office Depot, Inc., a Delaware corporation (the “Company”), and Steve Odland (“Executive”);
     The Company and Executive entered into an employment agreement dated March 11, 2005 (the “Existing Agreement”). The Company and Executive desire to amend the Existing Agreement in order to evidence formal compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder (collectively “Section 409A”) and to otherwise update and clarify the Existing Agreement.
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Section 4(b) of the Existing Agreement is hereby amended by deleting the section in its entirety and inserting in lieu thereof the following:
     “b. Annual Bonus. With respect to each full calendar year during the Employment Term, Executive shall be eligible to earn an annual bonus award (an ‘Annual Bonus’ pursuant to the terms of the Company’s annual bonus program for executives, the ‘Bonus Program’). Executive shall receive an Annual Bonus of 160% of Executive’s Base Salary (the ‘Target Bonus’) if annual performance targets set by the Compensation Committee of the Board (the ‘Performance Targets’) are achieved; provided, that Executive shall be eligible for an Annual Bonus of 70% of Executive’s Base Salary upon attainment of minimum annual performance targets and not less than 200% of Executive’s Base Salary upon achieving the maximum Performance Targets. Performance Targets are established annually by the Compensation Committee of the Board. Each Annual Bonus shall be paid at the time specified in the Bonus Program. In the event that there are any inconsistencies between the Bonus Program and the terms hereof, the terms hereof shall govern.”
     2. Section 6 of the Existing Agreement is hereby amended by inserting at the end thereof the following:
“In particular, and not by way of limitation, Executive’s vacation benefits shall be pursuant to the Company’s vacation policy as in effect from time to time (the ‘Vacation Policy’). Upon a termination of the Employment Term and Executive’s employment (other than a termination for Cause), Executive and his covered dependents shall be entitled to continue to participate in the Company’s health, dental and vision plans for a period of thirty-six (36) months following such termination of employment, at the type of coverage in effect under such plans for Executive immediately prior to such termination of employment (e.g., family coverage), at the same premium cost to Executive as applies to former employees under such plans during such period pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided, (a) Executive’s entitlement to participate in such plans shall cease if he becomes eligible for comparable medical, dental and vision coverage, respectively, with a subsequent employer during such continuation period and (b) the Company may amend or terminate one or more of such plans, as applicable to employees of the Company generally, from time to time in the Company’s discretion. In addition, upon a termination of the Employment Term and Executive’s employment (other than a termination for Cause), Executive and his covered dependents shall be entitled to continue to participate in all of the Company’s other welfare benefit plans (e.g., disability, group and supplemental life insurance, AD&D), other than self insured short term disability benefits, at the level and scope of coverage in effect under such plans for Executive immediately prior to such termination, to the extent permitted by law and, for fully-insured plans, to the extent permitted by the insurer (for which purpose, the Company shall use commercially reasonable efforts to obtain a rider or other contractual undertaking from the insurer to permit such continuation of coverage if not otherwise provided thereunder upon such termination), for a period of thirty-six (36) months following such termination of employment, for which Executive shall be obligated to pay to the Company the full (not Company-subsidized) premium (or analogous charge for self funded coverage) applicable for such benefit. Executive’s entitlement to participate in such welfare benefit plans shall cease if he becomes eligible for comparable coverage, as determined on a benefit-by-benefit and coverage-by-coverage basis, with a subsequent employer during such continuation period and the Company may amend or terminate one or more such welfare benefit plans, as applicable to employees of the Company generally, from time to time in the Company’s discretion. To the extent that any contract under any such fully insured welfare benefit can be assigned to Executive as his individual contract, the Company shall, at Executive’s election, cause such assignment to Executive in accordance with the terms of the applicable contract.”
     3. Section 7(a) of the Existing Agreement is hereby amended by inserting at the end thereof the following:
“To the extent that any such reimbursement does not qualify for exclusion from Federal income taxation, the Company will make the reimbursement only if Executive incurs the corresponding expense during the term of this Agreement or the period of two years thereafter and submits the request for reimbursement no later than two months prior to the last day of the calendar year following the calendar year in which the expense was incurred so that the Company can make the reimbursement on or before the last day of the calendar year following the calendar year in which the expense was incurred; the amount of expenses eligible for such reimbursement during a calendar year will not affect the amount of expenses eligible for such reimbursement in another calendar year, and the right to such reimbursement is not subject to liquidation or exchange for another benefit from the Company.”

     4. Section 7(b)(ii) of the Existing Agreement is hereby amended by inserting at the end thereof the following:
“The allowance will be paid in substantially equal installments in accordance with the Company’s usual payment practices for base salary for senior executives.”
     5. Section 7(b)(iii) of the Existing Agreement is hereby amended by inserting at the end thereof the following:
“For purposes of this Section 7(b)(iii), ‘annually’ shall mean each calendar year during the Employment Term. Executive’s use of the Company’s private aircraft pursuant to this provision during a calendar year will not affect the amount of such use to which Executive is eligible in any other calendar year, and Executive’s right to such use of the Company’s private aircraft is not subject to liquidation or exchange for another benefit from the Company.”
     6. Section 7(b)(iv) is deleted in its entirety.
     7. Section 8(a) of the Existing Agreement is hereby amended by inserting the following new subsection (ii) immediately following subsection (i) thereof and renumbering existing subsections (ii) and (iii) thereof as subsections (iii) and (iv), respectively:
               “(ii) For purposes of this Agreement, any amount payable to Executive solely as a result of a termination of Executive’s employment that constitutes a ‘deferral of compensation’ under Section 409A of the Code, shall not be payable before the occurrence of Executive’s ‘separation from service’ under Section 409(a)(2)(A)(i) of the Code or such earlier payment event permitted under Section 409A(a)(2)(A) (and subject to Section 409A(a)(2)(B)) of the Code.”
     8. Section 8(a)(iii) of the Existing Agreement (as renumbered pursuant to Item 7 above) is hereby amended by deleting the reference to “Section 8(a)(ii)” in the last sentence thereof and inserting in lieu thereof a reference to “Section 8(a)(iii).”
     9. Section 8(a)(iv) of the Existing Agreement (as renumbered pursuant to Item 7 above) is hereby amended by deleting the section in its entirety and inserting in lieu thereof the following:
               “(iv) If Executive’s employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive:
                    (A) the Base Salary earned through the date of termination, which Base Salary shall be paid at the time specified in Section 3 above;
                    (B) to the extent Executive was employed on the last day of a fiscal year for which an Annual Bonus has not yet been paid to Executive pursuant to the terms of the Bonus Program, Executive will receive the Annual Bonus to which he would otherwise have been entitled for such fiscal year but for the fact that he is not employed on the applicable payment date for such Annual Bonus under Section 4 above, which Annual Bonus shall be paid at the time specified in Section 4 above;

                    (C) Reimbursement for any unreimbursed business expenses properly incurred by Executive prior to the date of Executive’s termination in accordance with Company policy, which reimbursement shall be made as provided in Section 7(a) above;
                    (D) payment for accrued vacation unused as of the date of termination pursuant to the terms of the Vacation Policy; and
                    (E) such Employee Benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company in accordance with the terms of such plans (the amounts described in clauses (A) through (D) hereof being referred to as the ‘Accrued Rights’).
     Following such termination of Executive’s employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 8(a)(iv), Executive shall have no further rights to any compensation or any other benefits under this Agreement.”
     10. Section 8(b) of the Existing Agreement is hereby amended by deleting the section in its entirety and inserting in lieu thereof the following:
          “b. Termination Due to Death.
               (i) The Employment Term and Executive’s employment hereunder shall terminate upon Executive’s death.
               (ii) Upon termination of Executive’s employment hereunder on account of Executive’s death, Executive’s estate shall be entitled to receive:
                    (A) the Accrued Rights;
                    (B) an amount equal to the Target Bonus for the year of Executive’s death multiplied by a fraction, the numerator of which shall equal the number of days Executive was employed by the Company in the Company fiscal year in which Executive’s termination of employment occurs and the denominator of which shall equal 365, paid in a lump sum within 30 days after the date of Executive’s death;
                    (C) an amount equal to the product of (w) the Company’s monthly COBRA premium in effect on the date of Executive’s termination of employment under the Company’s group health plans for the type of coverage in effect under such plans (e.g., family coverage) for Executive on the date of Executive’s termination of employment, and (x) 24 (the ‘COBRA Premium’), plus, to the extent Executive is entitled to continuation coverage (or assignment of the contract for any insured benefit) under the Company’s other welfare benefit plans pursuant to Section 6, an amount equal to the product of (y) the full monthly premium (or analogous charge for self funded coverage) chargeable to Executive as in effect on the date of Executive’s termination of employment under such welfare benefit plans for the level and scope of coverage in effect under such plans for Executive immediately prior to such termination, and (z) 24 (the ‘Insurance Premium’), paid in a lump sum within 30 days after the date of Executive’s termination of employment;
                    (D) immediate, full vesting of all outstanding restricted stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Executive;
                    (E) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.
     Following Executive’s termination of employment on account of Executive’s death, except as set forth in this Section 8(b)(ii), neither Executive nor his estate shall have any further rights to any compensation or any other benefits under this Agreement.”
     11. Section 8 of the Existing Agreement is hereby amended by inserting the following new subsection (c) immediately following subsection (b) thereof and renumbering existing subsections (c) — (f) as subsections (d) — (g), respectively:
          “c. Termination Due to Disability.
               (i) The Employment Term and Executive’s employment hereunder shall terminate upon Executive’s disability (as defined under the Company’s broad-based group long-term disability plan; such incapacity is hereinafter referred to as ‘Disability’). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.
               (ii) Upon Executive’s termination of employment hereunder on account of Executive’s Disability, Executive shall be entitled to receive:
                    (A) the Accrued Rights;
                    (B) an amount equal to the Target Bonus for the year of Executive’s termination of employment multiplied by a fraction, the numerator of which shall equal the number of days Executive was employed by the Company in the

Company fiscal year in which Executive’s termination of employment occurs and the denominator of which shall equal 365, paid in a lump sum at the same time as the Annual Bonus for the year of Executive’s termination of employment would have been paid to Executive had he not terminated employment;
                    (C) the COBRA Premium and Insurance Premium (provided, for the avoidance of doubt, the Insurance Premium shall be determined on the basis of Executive’s termination of employment other than due to his death), paid in a lump sum within 30 days after the date of Executive’s termination of employment;
                    (D) immediate, full vesting of all outstanding restricted stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Executive;
                    (E) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.
     Following Executive’s termination of employment due to Executive’s Disability, except as set forth in this Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.”
     12. Section 8(d)(iii) of the Existing Agreement (as renumbered pursuant to Item 11 above) is hereby amended by deleting the section in its entirety and inserting in lieu thereof the following:
               “(iii) Upon Executive’s termination of employment initiated by the Company without Cause (other than by reason of death or Disability) or by Executive for Good Reason, in either case prior to a Change of Control, Executive shall be entitled to receive:
                    (A) the Accrued Rights;
                    (B) the COBRA Premium and Insurance Premium (provided, for the avoidance of doubt, the Insurance Premium shall be determined on the basis of Executive’s termination of employment other than due to his death of Disability), paid in a lump sum within 30 days after the date of Executive’s termination of employment;
                    (C) an amount equal to a pro rata portion of the Annual Bonus, if any, that Executive would have been entitled to receive pursuant to Section 4 hereof in respect of the fiscal year in which Executive’s termination of employment occurs, where such pro-rata portion shall be determined by multiplying the full amount of the Annual Bonus for such year by a fraction, the numerator of which shall equal the number of days Executive was employed by the Company in the Company fiscal year in which Executive’s termination of employment occurs and the denominator of which shall equal 365, paid in a lump sum at the same time as the Annual Bonus for the year of Executive’s termination of employment would have been paid to Executive had he not terminated employment;
                    (D) a cash payment equal to 2 times the sum of (x) the Base Salary in effect on the date of Executive’s termination of employment, and (y) the Target Bonus in effect on the date of Executive’s termination of employment, paid in a lump sum within 30 days following the date of Executive’s termination of employment;
                    (E) immediate, full vesting of all outstanding restricted stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Executive; and
                    (F) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.
     Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, in either case prior to a Change of Control, except as set forth in this Section 8(d)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.”
     13. Section 8(e)(ii)(A) of the Existing Agreement (as renumbered pursuant to Item 11 above) is hereby amended by deleting the section in its entirety and inserting in lieu thereof the following:
                    “(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’)) (a ‘Person’) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then-outstanding shares of common stock of the Company (the ‘Outstanding Company Common Stock’) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the ‘Outstanding Company Voting Securities’) (such 20% ownership shall be referred to as the ‘Threshold Amount’); provided, however, that for purposes of this subsection (A), if the Threshold Amount is reached by reason of the following events, a Change of Control will not be triggered: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company of the Company’s outstanding common stock, or (2) any acquisition by any person pursuant to a transaction which complies with each and all of clauses (1), (2) and (3) of subsection (C) of this Section 8(e)(ii). For the sake of clarity, if the Threshold Amount is reached by reason of the Company repurchasing its own outstanding common stock, a Change of Control will be triggered; or”

     14. Section 8(e)(ii)(C) of the Existing Agreement (as renumbered pursuant to Item 11 above) is hereby amended by replacing the phrase “60%” with the phrase “80%.”
     15. Section 8(e)(iii) of the Existing Agreement (as renumbered pursuant to Item 11 above) is hereby amended by deleting the section in its entirety and inserting in lieu thereof the following:
               “(iii) Upon Executive’s termination of employment initiated by the Company without Cause (other than by reason of death or Disability) or by Executive for Good Reason, in either case upon or within the three-year period immediately following a Change of Control, Executive shall be entitled to receive:
                    (A) the Accrued Rights;
                    (B) an amount equal to the product of (w) the Company’s monthly COBRA premium in effect on the date of Executive’s termination of employment under the Company’s group health plans for the type of coverage in effect under such plans (e.g., family coverage) for Executive on the date of Executive’s termination of employment, and (x) 36, plus, to the extent Executive is entitled to continuation coverage (or assignment of the contract for any insured benefit) under the Company’s other welfare benefit plans pursuant to Section 6, an amount equal to the product of (y) the full monthly premium (or analogous charge for self funded coverage) chargeable to Executive as in effect on the date of Executive’s termination of employment under such welfare benefit plans for the level and scope of coverage in effect under such plans for Executive immediately prior to such termination, and (z) 36, paid in a lump sum within 30 days after the date of Executive’s termination of employment;
                    (C) a pro rata portion of the greater of (x) the Target Bonus for the year of Executive’s termination of employment, and (y) the highest Annual Bonus earned by Executive in respect of any of the last three completed fiscal years prior to the Change of Control (the ‘Highest Annual Bonus’), where such pro-rata portion shall be determined by multiplying the full amount of the Target Bonus or Highest Annual Bonus, as applicable, by a fraction, the numerator of which shall equal the number of days Executive was employed by the Company in the Company fiscal year in which Executive’s termination of employment occurs and the denominator of which shall equal 365, paid in a lump sum at the same time as the Annual Bonus for the year of Executive’s termination of employment would have been paid to Executive had Executive not terminated employment;
                    (D) a lump-sum cash payment equal to 2.99 times the sum of (x) the Base Salary in effect on the date of Executive’s termination of employment, and (y) the greater of (1) the Target Bonus in effect on the date of Executive’s termination of employment, and (2) the Highest Annual Bonus, payable within 30 days following the date of Executive’s termination of employment; and

                    (E) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.
          Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, in either case upon or within the three-year period immediately following a Change of Control, except as set forth in this Section 8(e)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.”
     16. Section 8 of the Existing Agreement is hereby amended by inserting the following new subsection (f) immediately following subsection (e) (as renumbered pursuant to Item 11 above) and renumbering subsections (f) and (g) thereof (as initially renumbered pursuant to Item 11 above) as subsections (g) and (h), respectively:
               “f. Six Month Delay. Notwithstanding the payment timing specified above, in the event Executive is a ‘specified employee’ on the date of Executive’s termination of employment with the Company, as determined by the Company in accordance with rules established by the Company in writing in advance of the ‘specified employee identification date’ that relates to the date of Executive’s ‘separation from service,’ any payment to be made under Sections 8(c)(ii)(B), 8(c)(ii)(C), 8(d)(iii)(B), 8(d)(iii)(C), 8(d)(iii)(D), 8(e)(iii)(B), 8(e)(iii)(C), and 8(e)(iii)(D) above shall be paid to Executive within five business days after expiration of the date that is six months after the date of such ‘separation from service’ (if Executive dies after the date of Executive’s termination of employment with the Company but before payment of the lump sum, such payments will be paid to Executive’s estate as a lump sum and without regard to any six-month delay that otherwise applies to specified employees). For purposes of this Agreement, ‘specified employee’ shall be defined as provided in Section 409A(a)(2)(B)(i) of the Code, ‘specified employee identification date’ shall be defined as provided in Treasury Regulation §1.409A-1(i), and ‘separation from service’ shall be defined as provided in Section 409A(a)(2)(A)(i) of the Code.”
     17. Section 12 of the Existing Agreement is hereby amended by inserting the following new subsection (e) at the end thereof:
               “e. Notwithstanding the foregoing, (i) each Gross-Up Payment required to be made by the Company to Executive hereunder and each repayment of a Gross-Up Payment required to be made by Executive to the Company hereunder shall be paid no later than the end of the calendar year next following the calendar year in which Executive remits the corresponding taxes to the Internal Revenue Service or other applicable taxing authority, (ii) each reimbursement of expenses related to a tax contest addressing the existence or amount of a tax liability required to be made by the Company to Executive hereunder and each repayment of such a reimbursement required to be made by Executive to the Company hereunder shall be paid no later than the end of the calendar year next following the calendar year in which Executive remits to the Internal Revenue Service or other applicable taxing authority the taxes that are the subject of the contest or, where as a result of the contest no taxes are due or are remitted but other reimbursable costs and/or expenses have been incurred, the end of the calendar year following the calendar year in which the contest is completed or there is a final and nonappealable settlement or other resolution of the contest; and (iii) in the event Executive is a ‘specified employee’ on Executive’s date of termination (as determined by the Company in accordance with rules established by the Company in writing in advance of the ‘specified employee identification date’ that relates to the date of Executive’s ‘separation from service’), and to the extent that any portion of such Gross-Up Payments relates to compensation that was triggered by Executive’s ‘separation from service’ and/or any portion of such reimbursements relates to expenses that were triggered by Executive’s ‘separation from service,’ such portion of the Gross-Up Payments and/or such portion of the reimbursements, as applicable, shall be paid to Executive within five business days after expiration of the date that is six months after the date of such ‘separation from service’ (if Executive dies after Executive’s date of termination but before any such payments are made, the payments will be paid to Executive’s estate without regard to any six-month delay that otherwise applies to specified employees).”
     18. Section 13(f) of the Existing Agreement is hereby amended by deleting the phrase “, except with respect to the Health Benefits,” from the first sentence thereof.
     19. Section 13 of the Existing Agreement is hereby amended by deleting subsections (i), (j), (p) and (q) thereof in their entirety and inserting in lieu thereof the following, respectively:
               “i. Costs of Proceedings. The Company shall pay or reimburse Executive for all reasonable fees of professionals and experts and other costs and fees incurred by Executive in connection with any arbitration relating to the interpretation or enforcement of any provision of this Agreement if Executive prevails on any substantive issue in such proceeding. However, to the extent that any such payment or reimbursement does not qualify for exclusion from Federal income taxation, the Company will make the payment or reimbursement only if Executive incurs the corresponding expense during the term of this Agreement or at any time following a separation from service of Executive and Executive submits the request for reimbursement no later than two months prior to the last day of the calendar year following the calendar year in which the expense was incurred so that the Company can make the payment or reimbursement on or before the last day of the calendar year following the calendar year in which the expense was incurred; the amount of expenses eligible for such payment or reimbursement during a calendar year will not affect the amount of expenses eligible for such payment or reimbursement in another calendar year, and the right to such payment or reimbursement is not subject to liquidation or exchange for another benefit from the Company. Notwithstanding the foregoing, in the event Executive is a ‘specified employee’ on Executive’s date of termination (as determined by the Company in accordance with rules established by the Company in writing in advance of the ‘specified employee identification date’ that relates to the date of Executive’s

‘separation from service’), and to the extent that any portion of such payments and/or reimbursements both (x) do not qualify for exclusion from Federal income taxation and (y) relate to expenses that were triggered by Executive’s ‘separation from service,’ such payments and/or reimbursements shall be made no earlier than the date that is six months after the date of such ‘separation from service’ (if Executive dies after Executive’s date of termination but before such payments and/or reimbursements have been made, such payments will be made and/or such reimbursements will be paid to Executive’s estate, as applicable, without regard to any six-month delay that otherwise applies to specified employees).”
               “j. Legal Fees. The Company shall pay all reasonable attorneys fees incurred by Executive in connection with the negotiation and finalization of this Agreement and any amendment thereto, not to exceed $20,000 per calendar year in each such instance (or such greater amount as the circumstances warrant, as determined by the Compensation Committee of the Board or the full Board, in its sole discretion) grossed up to the extent the payments are reported as taxable income by the Company for taxes at the highest marginal Federal (and as may be applicable, state and local) income tax rate in effect for the calendar year in which the relevant expense is incurred. The Company will pay such an expense as soon as administratively practicable after the date on which Executive substantiates to the Company in writing the amount of such expense but in no event later than the last day of the calendar year following the calendar year in which the expense was incurred. Executive must provide such written substantiation in time for the Company to make such payment by the last day of the applicable calendar year. The amount of expenses eligible for payment under this subsection (j) during a calendar year will not affect the amount of expenses eligible for payment under this subsection (j) in another calendar year, and the right to such payment is not subject to liquidation or exchange for another benefit from the Company.”
               “p. Withholding Taxes and Section 409A. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. It is intended, and this Agreement will be so construed, that any amounts payable under this Agreement and the Company’s and Executive’s exercise of authority or discretion hereunder shall either be exempt from or comply with the provisions of Section 409A so as not to subject Executive to the payment of interest and/or any tax penalty that may be imposed under Section 409A. Executive acknowledges and agrees that the Company has made no representation to Executive as to the tax treatment of the compensation and benefits provided pursuant to this Agreement and that Executive is solely responsible for all taxes due with respect to such compensation and benefits; provided, the Company shall reimburse Executive (on a fully tax grossed-up basis) for all interest and penalty taxes that become payable by Executive pursuant to Section 409A of the Code as a result of any negligent act or omission, proximately related to Executive’s liability therefor, of an employee of the Company responsible for administration of this Agreement or any plan of deferred compensation in which Executive is a participant.”
               “q. Survival. Any provision of this Agreement that, by its terms, including but not limited to Sections 8, 9, 10, 11, 12 and 13, survives the termination of Executive’s employment or the Employment Term hereunder shall remain in full force and effect pursuant to such terms following any such termination.”
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

OFFICE DEPOT, INC.
By:	/s/ Elisa Garcia
Elisa Garcia

By:	/s/ Lee A. Ault III
Lee A. Ault III
Chair, Office Depot, Inc. Compensation Committee

STEVE ODLAND
/s/ Steve Odland
Executive